UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 23, 2007

HEARTLAND, INC.

(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

982A Airport Road

Destin, Florida 32541

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (850) 837-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2007, the Board of Directors of Heartland, Inc. (the “Company”) elected to terminate Robert Cox, the Chief Executive Officer of the Company. The Company advised Mr. Cox of the same on February 26, 2007.

Item 8.01 Other Events

On September 12, 2005, the Company entered into a Letter of Intent with the shareholder of NKR, Inc., d.b.a. Ohio Valley Lumber, a Delaware corporation (“Ohio Valley Lumber”), which was amended on November 30, 2006. On February 23, 2007, the Board of Directors of the Company, after reviewing the due diligence on Ohio Valley Lumber, elected to terminate the Letter of Intend and not proceed with the acquisition of Ohio Valley Lumber. On February 26, 2007, the Company notified Ohio Valley Lumber and the shareholder that the Letter of Intent has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

Date: February 26, 2007	By:/s/Trent Sommverville

Name: Trent Sommerville

Title: Chairman